UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PLEASE VOTE NOW

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN

American Realty Capital New York City REIT, Inc.

The American Realty Capital New York City REIT, Inc. Annual Meeting of Stockholders is fast approaching. Our records indicate that we have not yet received your vote. We urge you to vote as soon as possible in order to allow American Realty Capital New York City REIT, Inc. to obtain a sufficient number of votes to reach quorum in connection with the meeting.

If you have any questions or would like to vote, please call the number listed below:

1-855-928-4496

Your vote is important no matter how many shares you own. Please vote promptly.

American Realty Capital New York City REIT, Inc. has made it very easy for you to vote.

Choose one of the following methods:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE

Visit www.proxyvote.com/NYCR and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided as soon as possible.

Call the phone number above Monday – Friday, 9:00am – 10pm, Eastern time to speak with a proxy specialist.

OR

Call 1-800-690-6903. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR VOTING